Exhibit 2.4


                                ESCROW AGREEMENT
                                ----------------


     ESCROW  AGREEMENT,  dated  July  17,  1998,  by and  among  AMPEX  HOLDINGS
CORPORATION, a Delaware corporation ("Buyer"), AMPEX CORPORATION, a Delaware corporation ("Parent"), each of the shareholders named as signatories hereto ("Sellers"), and IBJ SCHRODER BANK & TRUST COMPANY, as escrow agent (the "Escrow Agent").

     Concurrently herewith, pursuant to an Acquisition Agreement, dated June 24, 1998 (the "Acquisition Agreement"), by and among Buyer, Parent, and Sellers, Buyer is purchasing all of the issued and outstanding shares of common stock of MicroNet Technology, Inc., a Delaware corporation (the "Company") owned by Sellers. Except as defined herein, all capitalized terms used herein shall have the same meanings ascribed to them in the Acquisition Agreement. This Escrow Agreement is being entered into pursuant to Section 2(a) of the Acquisition Agreement for the purpose of securing to Buyer the right to be indemnified by Sellers from and against claims against the Company (hereinafter, "Claims") in accordance with the terms and conditions set forth in this Escrow Agreement and
Section 11 of the Acquisition Agreement. In consideration of the execution of the Acquisition Agreement and the agreements and covenants contained herein, Sellers, Parent and Buyer agree, and in consideration of the agreements and covenants contained herein, the Escrow Agent agrees, as follows:


I.       ESCROWED FUND

     1.01 Concurrently with the execution of this Escrow Agreement, Buyer is delivering to the Escrow Agent 720,000 shares of Parent's Class A Common Stock (the "Class A Stock") and 3,500 shares of the 8% Noncumulative Junior Preferred Stock, Series A (the "Preferred Stock" and, collectively with the shares of Class A Stock, the "Shares") of the Company (the "Escrowed Fund"), the receipt of which is hereby acknowledged by the Escrow Agent. 1.02 Subject to the provisions of this Escrow Agreement, the Escrow Agent will from time to time invest and reinvest all cash proceeds held in the Escrow Fund (including, without limitation, dividends and other distributions received on or in respect of the Shares (the "Escrowed Income") in such direct obligations of the United States Government, or in certificates of deposit issued by the Escrow Agent or any United States bank or trust company having a combined capital and surplus of at least $100,000,000, as Sellers shall instruct in writing, provided, however, that the Escrow Agent shall not be required to invest or reinvest the Escrowed Income or pay interest if such amount to be invested or reinvested is less than $25,000. Upon delivery of any Shares pursuant to this Escrow Agreement, the recipient thereof shall also receive a portion of the Escrowed Income determined by multiplying the then existing Escrowed Income by a fraction the numerator of which equals the number of such Shares delivered and the denominator of which equals the total of all Shares then held in the Escrowed Fund.


                                        2


     1.03 Sellers and Buyer and the Escrow Agent agree that the Escrow Agent will hold the Escrowed Fund in its possession, under the provisions of this Escrow Agreement, until authorized hereunder to deliver the Escrowed Fund or any specified portion thereof as follows:

     (a) In the event that, and from time to time on or prior to June 30, 2000 (the "Last Claim Date"), Buyer reasonably determines that a Claim is or may be chargeable against the Escrowed Fund, Buyer will promptly deliver to the Escrow Agent and Sellers in writing a notice of Claim (each a "Claim Notice"), in the form of Exhibit B hereto, identifying such Claim with reasonable specificity based on the information then available to Buyer, and stating the amount or a reasonably estimated amount thereof and the manner in which such amount is to be delivered to Buyer and referencing the Section of the Acquisition Agreement pursuant to which the Claim is being made. Promptly upon receipt by the Escrow Agent of a Claim Notice, the Escrow Agent shall send a copy to Sellers thereof, and unless the Escrow Agent receives notice from Sellers disputing such Claim Notice (a "Dispute Notice") pursuant to Section 1.03(c) hereof within the thirty day period following the giving by the Escrow Agent of such notice (which period shall exclude the day Escrow Agent sends notice to Sellers but include the thirtieth day) (the "Thirty Day Notice Period"), the Escrow Agent will release and deliver to Buyer that portion of the Escrowed Fund equal to a number of shares of Class A Stock from the Escrowed Fund determined by dividing the amount of the Claim by the Closing Stock Price (as defined below), or if there are no remaining shares of Class A Stock in the Escrowed Fund, a number of shares of Preferred Stock determined by dividing the amount of the Claim by $1,000. The term "Closing Stock


                                        3

Price" shall mean the average of the closing prices of the Class A Stock as reported on the American Stock Exchange for the five Ampex trading day period ending on the second Ampex trading day before the date of determination. Provided that the Escrow Agent shall have no responsibility for determining the Closing Stock Price and may rely exclusively upon Ampex and Sellers for such determination.

     (b) Notwithstanding anything to the contrary herein, none of the Escrowed Fund will be released and delivered to Buyer pursuant to any Claim Notice except to the extent that the aggregate amount of all Claims exceeds the sum of $50,000 (the "Basket Amount"), and then only to the extent of such excess.

     (c) Sellers will have the right to reasonably dispute the asserted Claim by delivering to the Escrow Agent, within the Thirty Day Notice Period, a Dispute Notice. Each Dispute Notice shall describe with reasonable specificity based on the information then available to Sellers, the basis of Sellers' dispute. Upon receipt of a Dispute Notice from Sellers, the Escrow Agent shall set aside in a separate fund (the "Disputed Fund") the Shares which it would have delivered to Buyer had such notice from Sellers not been received. The Escrow Agent shall distribute the Shares held in the Disputed Fund only upon delivery of, and in accordance with, written notice signed jointly by Sellers and Buyer providing instructions therein.

     (d) Sellers and Buyer hereby agree that, unless and until otherwise agreed to by Sellers and Buyer, upon obtaining a Final Determination (as hereinafter defined) with respect to any dispute concerning Shares held in the Disputed Fund, Sellers and Buyer shall promptly deliver joint written notice to the Escrow Agent instructing the Escrow Agent to


                                        4

release such Shares in accordance with the terms of said Final Determination a copy of the Final Determination and an Opinion of Counsel reasonably satisfactory to Escrow Agent to the effect that such order is in effect and meets the definition of "Final Determination" contained herein that Escrow Agent may conclusively rely upon it. The term "Final Determination" shall mean a settlement between Buyer and Sellers, entry of a final order, decree or judgment by a court of competent jurisdiction in the United States of America (the time for appeal therefrom having expired and no appeal having been perfected), or consent to entry of any judgment concerning a Claim. If, in accordance with the terms of the Final Determination any Shares to be released from the Disputed Fund are not to be delivered to Buyer, Sellers and Buyer shall deliver written notice to the Escrow Agent instructing the Escrow Agent to cause such Shares to be held in the Escrowed Fund until released pursuant to this Section 1.03; provided, however, that, at the time of such release of Shares from the Disputed Fund which are not to be delivered to Buyer, if there are outstanding any Claims, made in a timely manner hereunder, which are not secured by the Disputed Fund, the joint written notice of Sellers and Buyer shall instruct the Escrow Agent to retain Shares in the Escrowed Fund necessary to secure such outstanding Claim. In the event that either party shall refuse to deliver such written notice to the Escrow Agent within fifteen days following the receipt of a final order, decree or judgment by a court of competent jurisdiction in the United States of America, the Escrow Agent shall be entitled to act on the basis of such final order, decree or judgment duly authenticated by such court.

     (e) If the Shares necessary to satisfy any disputed Claim, that has been ultimately determined pursuant to a Final Determination in the manner herein provided, is in


                                        5


excess of the Shares held in the Disputed Fund with respect thereto, additional Shares necessary to satisfy such Claim shall be delivered from the Escrowed Fund to Buyer. However, in the absence of sufficient Shares in the Escrowed Fund, no additional Shares shall be paid by Sellers to Buyer and Escrow Agent will have no further duty with respect to such Claim.

     (f) On September 30, 1998 (or such later date as the Escrow Agent may be notified in writing of), the Escrow Agent shall release and deliver to Sellers a number of shares of Class A Stock equal to one-half of the shares issued to Sellers pursuant to Section 1(a) of the Acquisition Agreement (360,000 shares of 720,000 shares issued) reduced by (i) the number of shares of Class A Stock, if any, theretofore released to Buyer in satisfaction of any Claim in accordance with this Agreement and (ii) the number of shares of Class A Stock, if any, then held in the Disputed Fund. On March 31, 1999, the Escrow Agent shall release and deliver to Sellers all shares of Preferred Stock then held in the Escrowed Fund (except for shares of Preferred Stock, if any, then held in the Disputed Fund). Shares released and delivered to Sellers shall thereafter no longer be subject to any claims by Buyer. Any Shares from the Disputed Fund not released and delivered to Buyer after the Final Determination pursuant thereto shall be released and delivered to Sellers on the Last Claim Date.

     (g) On the Last Claim Date, the Escrow Agent shall deliver to Sellers the Shares remaining in the Escrowed Fund, except for such amounts relating to Claims with respect to which Buyer has given notice to the Escrow Agent and to Sellers as provided in Section 1.03(a) hereof and any Shares held in the Disputed Fund. With respect to any


                                        6

Claims that are not resolved as of the Last Claim Date, the provisions of this Escrow Agreement shall continue in full force and effect and govern the rights of the parties with respect to all such Claims, except that on the date of any Final Determination regarding Claims for which amounts are held in the Disputed Fund, to the extent that any dispute is resolved in favor of Buyer as provided in Article II hereof, the Shares held in the Disputed Fund shall be distributed to Buyer and to the extent that any dispute is resolved in favor of Sellers as provided in Article II hereof, the Shares held in the Disputed Fund shall be distributed to Sellers. If after the Final Determination of all Claims, any amounts remain in the Escrowed Fund or in the Disputed Fund, such Shares shall be distributed to Sellers as soon thereafter as practicable.

     1.04 This Escrow Agreement shall remain in full force and effect until, and shall terminate upon, the release of all amounts held in the Escrowed Fund pursuant to Section 1.03 hereof.

     1.05 Shares held in the Escrowed Fund may be voted by the registered holders thereof until delivered to Buyer pursuant to this Escrow Agreement.

     1.06 Buyer and Parent agree that at any time and from time to time after the second anniversary of the Closing, Sellers may, upon not less than 10 business days' written notice to the Escrow Agent and Buyer, substitute for the Shares then held in the Escrowed Fund, including any Shares in the Disputed Fund, collateral of a type constituting permissible investments under Section
1.02 hereof. Any such collateral shall have an aggregate principal amount, valued at the lower of cost or market price on the business day preceding the date of substitution, of not less than the total of the Closing Stock Price multiplied by the number of


                                        7

Shares being  withdrawn by Sellers.  All questions  concerning  the valuation of
substitute   collateral,   and  the  form  and  methods  of  effectuating   such
substitution shall be determined in the reasonable judgment of Buyer.

II.      SETTLEMENT OF DISPUTES.

     Any dispute which may arise with respect to the Escrowed Fund shall be settled either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent signed by the parties concerned) or by entry of a final order, decree or judgment by a court of competent jurisdiction in the United States of America (the time for appeal therefrom having expired and no appeal having been perfected). Subject to the provisions of Section 4.07 hereof, Sellers, on the one hand, and Buyer, on the other hand, shall each bear all of the fees and expenses incurred by it in resolving any dispute arising under this Agreement. The Escrow Agent shall be under no duty to institute or defend any such proceedings and none of the costs and expenses of any such proceeding shall be borne by the Escrow Agent. Prior to the settlement of any dispute as provided in this Article II, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, such portion of the Escrowed Fund, including the Disputed Fund, which is the subject of or involved in the dispute.

III.  CONCERNING  THE ESCROW  AGENT.
3.01 The Escrow Agent shall be entitled to reasonable compensation for its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred or made by it in performance of its duties hereunder. Buyer and Sellers shall each pay one-half of all such reasonable


                                        8

compensation, disbursements, expenses and advances, which, until so paid, will constitute, along with any amounts due under Section 3.04 hereof, a first lien against the Escrowed Fund.

     3.02 The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Sellers and Buyer specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, Sellers and Buyer shall appoint a successor escrow agent, such successor escrow agent to be the Escrow Agent hereunder upon the resignation date specified in such notice. If Sellers and Buyer are unable to agree upon a successor escrow agent within 30 days after such notice, the Escrow Agent shall be entitled to either appoint its successor or, at the joint and several expense of Sellers, on the one hand, and Buyer, on the other hand, petition any court of competent jurisdiction to appoint its successor. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Fund. Sellers and Buyer may agree at any time to substitute a new escrow agent by giving 15 days' notice thereof to the Escrow Agent then acting. The Escrow Agent and any successor thereto appointed hereunder shall be a bank or trust company located in New York, New York which has a combined capital and surplus of at least $100,000,000.

     3.03 The Escrow Agent undertakes to perform only such duties as are specifically set forth herein, and specifically with respect to Section 1.02 hereof shall have no responsibility thereunder other than to invest the Escrowed Fund held hereunder in the amounts and as specified in the instructions provided for therein. The Escrow Agent, acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error of


                                        9

judgment by it or for any acts or omissions by it of any kind unless caused by willful misconduct or gross negligence, and shall be entitled to rely, and shall be fully protected in doing so, upon (i) any written notice, instrument or other document provided for herein or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel (which may be of the Escrow Agent's own choosing, but shall not be counsel to any other party hereto). The Escrow Agent shall not be liable either for any lost interest on the Escrowed Fund, including, but not limited to, any loss which results from the failure of Sellers to provide adequate instruction pursuant to Section 1.02 hereof or for any loss incurred in connection with the investment of the Escrowed Fund pursuant to instruction of Seller or, as provided in Section 1.02 hereof, changes in investments which are necessary to make distributions of the Escrowed Fund.

IV.      MISCELLANEOUS

     4.01 This Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective beneficiaries, representatives, successors and permitted assigns of the parties hereto, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except with respect to the Escrow Agent as provided in Article III hereof.

     4.02 This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and may be amended only by a written instrument duly executed by Sellers, Buyer and the Escrow Agent.


                                       10

     4.03 All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be given as follows:

     If to Buyer or Parent:

                  Ampex Corporation
                  500 Broadway
                  Redwood City, California 94063

                  Attention:  General Counsel

         Copy to:

                  Battle Fowler LLP
                  75 East 55 Street
                  New York, New York 10022

                  Attention:  David D. Griffin, Esq.

         If to Sellers:

                  Kibel, Green Inc.
                  2001 Wilshire Boulevard, Suite 420
                  Santa Monica, California 90403

                  Attention:  Adam Michelin

         Copy to:

                  Troop Meisinger Steuber & Pasich, LLP
                  10940 Wilshire Boulevard
                  Los Angeles, California  90024
                  Telecopier No. (310) 443-8569

                  Attention: Scott Alderton, Esq.

         If to the Escrow Agent:

                  IBJ Schroder Bank & Trust Company
                  One State Street Plaza - 11th Floor
                  New York, NY 10004
                  Attention:  Corporate Trust & Agencies Dept.



                                       11

or to such other address as the persons to whom notice is to be given may have previously furnished to the others in writing in the manner set forth below, provided that notices of changes of address shall only be effective upon receipt. A notice given in accordance with the preceding sentence shall be deemed to have been duly given if delivered or mailed registered or certified mail, postage prepaid, return receipt requested or if personally delivered on the date of receipt or refusal indicated on the return receipt. Any notice delivered by Sellers or Buyer to the Escrow Agent pursuant hereto shall be executed by the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of said party. Sellers, on the one hand, and Buyer, on the other hand, shall be obligated to deliver to the other party a copy of each notice delivered to the Escrow Agent hereunder concurrently with the delivery of such notice to the Escrow Agent. The Escrow Agent shall be required to give each of Sellers and Buyer at least forty-eight hours written notice prior to the release of any portion of the Escrowed Fund to any party hereunder.

     4.04 Adam Michelin is hereby appointed the agent (the "Sellers Agent") of the Sellers for the purposes of receiving all notices, giving all notices, giving all approvals and doing all other things and exercising all other rights of the Sellers hereunder. If at any time while this Escrow Agreement is still in effect, the Sellers Agent (including any successor thereto) should cease to act as Sellers Agent for any reason, then the substitute agent (the "Substitute Sellers Agent") named herein shall immediately become the Sellers' Agent without further action by the Sellers and the Sellers shall promptly appoint a new Substitute Sellers Agent by an instrument in writing delivered to Buyer and the Escrow Agent. Joseph


                                       12

E. Ferguson is hereby appointed the initial Substitute Sellers' Agent. Sellers and the Escrow Agent may continue to deal with said Sellers Agent until Sellers have received notice that he has ceased so to act and that the Substitute Sellers Agent is then acting. Buyer and the Escrow Agent are entitled to rely upon any agreement, certificate or other notice from the Sellers' Agent as being binding upon the Sellers.

     4.05 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law rules.

     4.06 This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     4.07 Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     4.08 The Escrow Agreement Terms and Conditions attached hereto as Exhibit A are expressly made a part hereof.

                                  [END OF TEXT]



                                       13


     IN WITNESS WHEREOF, this Escrow Agreement has been duly executed and delivered by and on behalf of Sellers, Buyer, Parent and the Escrow Agent on the date first above written.

                                   AMPEX HOLDINGS CORPORATION

                                   By:  /s/ Craig L. McKibben
                                   Title:    Vice President

                                   AMPEX CORPORATION

                                   By:  /s/ Craig L. McKibben
                                   Title:      Vice President


                                   SELLERS:

                                   /s/ Jason Barzilary
                                   Name:  Jason Barzilary


                                   /s/ Beny Alagem
                                   Name:  Beny Alagem


                                   /s/ Alex Sandel
                                   Name:  Alex Sandel


                                   /s/ Sara Sandel
                                   Name:  Sara Sandel


                                   CHLOE HOLDINGS, INC., a California
                                        corporation

                                   By: /s/ Diana Maranon
                                       Diana Maranon
                                       President



                                       14


                                   KLINE HAWKES MICRONET PARTNERS LLC,
                                   a Delaware limited liability company


                                   By:      Kline Hawkes Management SBIC, L.P.

                                            By:      Kline Hawkes Management
                                                     SBIC, Inc., its general
                                                              partner



                                                     By:/s/Joseph E. Ferguson
                                                     Name:  Joseph E. Ferguson
                                                     Title: Partner

                                            IBJ SCHRODER BANK & TRUST COMPANY
                                            as Escrow Agent

                                            By:/s/Terence Rawlins
                                            Title: Terence Rawlins
                                            Assistant Vice President




                                    Exhibit A

                                ESCROW AGREEMENT
                              TERMS AND CONDITIONS

These following Terms and Conditions are incorporated into and form a part of the Escrow Agreement to which this Exhibit A is attached, as entered into by and among IBJ Schroeder Bank & Trust Company, a banking corporation organized under the laws of the State of New York (the "Escrow Agent"), Ampex Holdings Corporation, a Delaware corporation ("Buyer"), Ampex Corporation, a Delaware corporation ("Parent" and, together with Buyer, "Ampex"), and each of the selling shareholders named in the Escrow Agreement ("Sellers").

A. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

     (a) the Escrow Agent shall not be responsible for the performance of Ampex or Sellers under this Escrow Agreement or any other agreement;

     (b) the Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to have executed any such document or instrument or have made any such signature or purporting to give any such notice or instructions;

     (c) in the event any party to this agreement instructs the Agent to disburse funds from the Escrow to any party other than Ampex or Sellers (i) the Agent shall disburse such funds by mailing a check to such party at the address set forth in the instruction; or (ii) if the Agent is instructed to transfer funds from the Escrow to any bank for the account of any other party, the Escrow Agent may refuse to comply unless the Escrow Agent can verify to its satisfaction that the instruction is authentic and correct or the party issuing the instruction has previously agreed to other appropriate security procedures relating thereto;

     (d) the Escrow Agent undertakes to perform only such duties as are expressly set forth in the Escrow Agreement and shall not be bound in any way by any agreement between Ampex and Sellers (whether or not the Escrow Agent has knowledge thereof); (e)the Escrow Agent shall not assume any responsibility or liability for the completeness, correctness or accuracy of the Escrow or for any transactions between Ampex and Sellers.

B. Ampex and Sellers jointly and severally agree to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively the "Indemnified Parties") against, and hold them harmless from, any and all loss, liability, cost, damage and expense, including, without limitation, costs of investigation and reasonable counsel fees and expenses, which any of the Indemnified Parties may suffer or incur by reason of any action, Claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, other than any action, Claim or proceeding resulting from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this paragraph shall survive the termination of this Escrow Agreement.

C. This Escrow Agreement may be altered, amended or terminated only with the written consent of Ampex, Sellers and the Escrow Agent. Should Ampex and Sellers attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon two weeks' written notice to Ampex and Sellers; otherwise, notwithstanding any provision hereof to the contrary, it may resign as Escrow Agent at any time upon 60 days' written notice to Ampex and Sellers.

     In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Escrow in accordance with the original provisions of this Escrow Agreement until a successor Escrow Agent shall be appointed by Ampex and Sellers and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by Ampex and Sellers, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of Ampex and Sellers, to the successor escrow agent the Escrow. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the Escrow within the time periods specified above, of the Escrow Agent's written notice of resignation, as the case may be, the Escrow Agent may deposit the Escrow with the Clerk of the United States District Court for the Southern District of New York or with the clerk or registry of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

D. The Escrow Agent shall be entitled to an acceptance fee of $1,500 upon execution of this Escrow Agreement. In addition, the Escrow Agent shall receive a fee of $3,500 per year, or part thereof (payable in advance) as well as reasonable expenses incurred in connection with the preparation or performance of this Escrow Agreement, including, but not limited to, reasonable counsel fees.

E. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Escrow Agreement or with respect to the Escrow shall be void as against the Escrow Agent unless:

     1. written notice thereof shall be given to the Escrow Agent; and

     2. the Escrow Agent shall have consented, in writing, to such assignment or transfer.








                                                    SCHEDULE A


Upon receipt of disbursement instructions from Ampex directing the Escrow Agent to release Shares or disburse amounts from the Escrow Funds, the Escrow Agent will confirm the instructions set forth in such notice with one of the authorized individual(s) listed below at an authorized telephone number appearing opposite such individual's name:


         Authorized Individual(s)     Authorized Telephone
         of the Ampex                         Numbers(s)

         Edward J. Bramson               212-759-6301

         Craig L. McKibben               212-759-6301

         David D. Griffin                212-856-7076






                                                    SCHEDULE B



Upon receipt of disbursement instructions from the Sellers directing the Escrow Agent to release Shares or disburse amounts from the Escrow Funds, the Escrow Agent will confirm the instructions set forth in such notice with one of the authorized individual(s) listed below at an authorized telephone number appearing opposite such individual's name:


         Authorized Individual(s)     Authorized Telephone
         of the Sellers                    Numbers(s)

         Adam Michelin                310-829-0255

         Scott Alderton, Esq.         310-443-7569





                                    Exhibit B

                              FORM OF CLAIM NOTICE


To: IBJ Schroder Bank & Trust Company, as Escrow Agent pursuant to Escrow Agreement, dated July 15, 1998, by and between Ampex Holdings Corporation, Ampex Corporation and each of the shareholders named therein.

From: Ampex Holdings Corporation

CC:  [Seller's Agent]

Re:  Claim Against Escrow Fund

         Amount of
         Claim:   $ ____________

         Basis for
         Claim:   ______________

         Additional
         Description of
         Circumstances
         giving rise
         to Claim:         ______________
FF2/110754_1